UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RREEF Property Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration No.:

3)	Filing Party:

4)	Date Filed:

March 30, 2018

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2018 Annual Meeting of Stockholders of RREEF Property Trust, Inc., to be held on May 10, 2018 at 9:00 a.m. local time at our corporate offices at 345 Park Avenue, 26th floor, New York, NY 10154. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information on the matters to be voted on at the 2018 Annual Meeting of Stockholders. Our Board of Directors has fixed the close of business on March 16, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2018 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Your vote is very important. Regardless of the number of shares you own, it is important that your shares be represented at the 2018 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT IN PERSON AT THE 2018 ANNUAL MEETING OF STOCKHOLDERS, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed postage-paid return envelope. You may also electronically submit your proxy by Internet or vote by touch-tone telephone by referring to the instructions provided on the enclosed proxy card.

Please follow the directions provided in the Proxy Statement. This will not prevent you from voting in person at the 2018 Annual Meeting of Stockholders but will assure that your vote will be counted if you are unable to attend the 2018 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

/s/ James N. Carbone

James N. Carbone
Chief Executive Officer

RREEF PROPERTY TRUST, INC.
345 PARK AVENUE, 26th FLOOR
NEW YORK, NEW YORK 10154

NOTICE TO STOCKHOLDERS OF ANNUAL MEETING
TO BE HELD ON
MAY 10, 2018

Dear Stockholder:

RREEF Property Trust, Inc. will hold its 2018 annual meeting of stockholders at 9:00 a.m. local time on Thursday, May 10, 2018 at the corporate offices of RREEF Property Trust at 345 Park Avenue, 26th floor, New York, NY 10154. “We,” “our,” “us” and “our company” each refers to RREEF Property Trust, Inc. The meeting will be held for the following purposes:

1.	to elect seven directors to our board of directors for the ensuing year;
2. to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

3.	to transact such other business as may properly come before the meeting and any adjourned session of the meeting.
Only stockholders of record at the close of business on March 16, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. This proxy statement and proxy card are being mailed to you on or about March 30, 2018.
By Order of the Board of Directors of RREEF Property Trust, Inc.
/s/ Vikram Mehra

Vikram Mehra
Secretary
March 30, 2018
Your vote is important without regard to the number of shares you own on the Record Date. Although you are invited to attend the meeting and vote your shares in person, if you are unable to attend, you can authorize a proxy to vote your shares easily and quickly by mail or over the Internet or by touch-tone telephone. In order to authorize your proxy by mail, please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to authorize your proxy by touch-tone telephone or over the Internet, follow the instructions on the enclosed proxy card.
If, after providing voting instructions, you later decide to change your vote, you may do so by (i) attending the meeting, including any adjournments or postponements thereof, revoking your proxy and voting your shares in person, or (ii) submitting a new proxy authorization by mail, via the Internet or by touch-tone telephone. Your subsequent proxy authorization will supersede any proxy authorization you previously made.

ii

iii

RREEF PROPERTY TRUST, INC.
345 PARK AVENUE, 26th FLOOR
NEW YORK, NY 10154

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2018

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
We are providing you with this proxy statement, which contains information about the items to be voted upon at the 2018 annual meeting of stockholders. To make this information easier to understand, we have presented the information below in a question and answer format. The words "RREEF Property Trust," “we,” “our,” “us” and “our company” refer to RREEF Property Trust, Inc. and its subsidiaries. The terms "RREEF America," “advisor” and “sponsor” each refer to RREEF America L.L.C. RREEF America, together with its affiliates in Europe and Asia, comprises the global real estate investment business of DWS (“DWS”), an asset management business majority owned by Deutsche Bank A.G. (“Deutsche Bank”).

When and where is the meeting?

The 2018 annual meeting of stockholders (the “Annual Meeting”) will be held on Thursday, May 10, 2018, at 9:00 a.m. Eastern time at our corporate offices located at 345 Park Avenue, 26th Floor, New York, NY 10154.
What is this document and why have I received it?
This proxy statement and the enclosed proxy card are being furnished to you, as a stockholder of RREEF Property Trust, because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that stockholders should consider before voting on the proposals to be presented at the meeting.
We intend to mail this proxy statement and accompanying proxy card on or about March 30, 2018 to all stockholders of record entitled to vote at the meeting.
What is to be considered at the meeting?
There are two proposals expected to be presented at the meeting:

1.	the election of seven directors to our board of directors for the ensuing year; and

2.	the ratification of the appointment of KPMG LLP (“KPMG”), as our independent registered public accounting firm for the year ending December 31, 2018.

How is this solicitation being made?
This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock, $0.01 par value per share. We have hired Georgeson Inc. (“Georgeson”) to assist us in the distribution of our proxy materials and for the solicitation of proxy votes. We will pay Georgeson customary fees and expenses for these services of approximately $10,000 - $12,000.
Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Where can I get more information about RREEF Property Trust?
In connection with this solicitation, we have provided you with an annual report that contains our audited financial statements. We also file reports and other documents with the Securities and Exchange Commission (the “SEC”). You can view these documents at the SEC’s website, www.sec.gov. You can also find more information on our website, www.rreefpropertytrust.com.

Will my vote make a difference?
Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

What are the voting rights and quorum requirements?
Holders of record of our shares as of the close of business on March 16, 2018 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 3,682,875, 82,435 and 4,532,432 shares of Class A, Class T and Class I common stock issued and outstanding, respectively, for a total of 8,297,742 shares of our common stock issued and outstanding as of the Record Date. No shares of our Class D or Class N common stock were issued and outstanding as of the Record Date. You are entitled to one vote for each share you held as of the Record Date.
The presence, either in person or by proxy, of at least fifty percent of the shares entitled to vote at the Annual Meeting on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days from the original Record Date for the Annual Meeting to permit further solicitation of proxies.
There is no cumulative voting for these to proposals, and appraisal rights are not applicable to the matters being voted upon.

What is the voting requirement to approve each of the proposals?

The election of each nominee for director requires the approval of a majority of the shares represented in person or by proxy at the Annual Meeting. Any shares present in person or by proxy and not voted (whether by broker non-vote or otherwise) will have the effect of a vote against the nominees. If an incumbent nominee for the board of directors fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.
The ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of at least a majority of all votes cast at the Annual Meeting in person or by proxy. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote.

How do I vote if I am a registered stockholder?

If you are a registered stockholder (that is, if your shares are registered on our records in your name and not in the name of your broker or nominee), you may vote in person by attending the Annual Meeting at our offices listed above. If you intend to vote in person at the Annual Meeting, you must bring valid government-issued photo identification, such as a driver’s license or a passport. Additionally, you may use any of the following three options for authorizing a proxy to vote your shares prior to the Annual Meeting:

1.	via the Internet by going to the web address listed on the proxy card and following the on-screen directions;

2.by phone by calling the number listed on the proxy card and following the instructions; or

3.by mail by marking, signing, dating and returning the enclosed proxy card.

If you authorize a proxy by telephone or Internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.

All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Shares represented by properly executed proxies will be voted in accordance with the instructions on those proxies. If no specification is made on a properly executed proxy, it will be voted FOR the election of each of the nominees set forth in Proposal No. 1 and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm as set forth in Proposal No. 2. Even if you plan to attend the

Annual Meeting in person, we urge you to return your proxy card or submit a proxy by telephone or via the Internet to assure the representation of your shares at the Annual Meeting.

How do I vote if I hold my shares in “street name”?

If your shares are held by your bank or broker as your nominee (in “street name”), you should receive a proxy or voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

If your shares are held in street name and you wish to attend the Annual Meeting and/or vote in person, you must bring your broker or bank voting instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring valid government-issued photo identification, such as a driver’s license or a passport.

How is quorum determined?

For the purpose of determining whether a quorum is present at the Annual Meeting, we will count shares represented in person or by properly executed proxy. We will treat shares which abstain from voting as to a particular matter and broker non-votes (defined below) as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but we will not count them as votes cast on such matter. A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares as follows:

•	FOR the election of each of the seven nominees to our board of directors; and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2018.

Can I change my vote after submitting my proxy?

You may revoke a previously submitted proxy at any time prior to the Annual Meeting in any of three ways:

1.
Submitting a written notice of revocation to the Secretary of RREEF Property Trust, c/o RREEF Property Trust, Inc., 345 Park Avenue, 26th Floor, New York, New York 10154, which must be received prior to the Annual Meeting, must be signed and must include your name and account number;

2.	Submitting another proxy with a later date if received prior to the Annual Meeting; or

3.	Attending the Annual Meeting and voting in person.

If we receive your proxy authorization by telephone or over the Internet, we will use procedures reasonably designed to authenticate your identity, to allow you to authorize the voting of your shares in accordance with your instructions and to confirm that your instructions have been properly recorded. Proxies authorized by telephone or via the Internet may be revoked at any time before they are voted in the same manner that proxies authorized by mail may be revoked.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting.

How can I get additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

You may obtain additional copies of this proxy statement by calling our solicitor, Georgeson, toll free at (888) 565-5190.

In addition, we file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. You may also read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

When are stockholder proposals due for next year’s annual meeting?
Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at our 2019 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 345 Park Avenue, 26th Floor, New York, New York 10154, Attention: Secretary, no later than November 30, 2018 in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2019 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the 2018 Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to Article II, Section 11(a)(2) of our bylaws, if a stockholder wishes to present a proposal at the 2019 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than October 31, 2018 and no later than 5:00 p.m., Eastern Time, on November 30, 2018; provided, however, that in the event that the date of the 2019 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the 2018 Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2019 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2019 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2019 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2019 annual meeting of stockholders in May 2019.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Background
At the Annual Meeting, seven directors are to be elected for the ensuing year and until their successors are elected and qualify. Each of the nominees for director currently is a director of RREEF Property Trust and has consented to be named as a nominee in this proxy statement and to continue to serve as our director if elected. Pursuant to our bylaws, we can have no more than 15 and no fewer than three directors, a majority of whom must be independent of our advisor. If elected, each director will hold office until the date of the 2019 annual meeting of stockholders and until his or her successor is elected and qualifies, subject to death, resignation, retirement, disqualification or removal from office. There are no family relationships between any directors or executive officers. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and any other person.
Our board of directors has nominated (i) Murray J. McCabe, Deborah H. McAneny, M. Peter Steil, Jr. and Charles H. Wurtzebach, Ph.D., as the independent directors and (ii) W. Todd Henderson, James N. Carbone and Marc L. Feliciano. Each of the nominees, except Messrs. Feliciano, Henderson and Carbone has served on our board of directors since November 27, 2012. Messrs. Henderson, Carbone and Feliciano have served on our board of directors since May 9, 2012.
Director Nominees
The following table provides information about the nominees to our board of directors:

Name	Age	Position
W. Todd Henderson	50	Director, Chairman of the Board
James N. Carbone	62	Chief Executive Officer, President and Director
Marc L. Feliciano	47	Director
Murray J. McCabe	50	Lead Independent Director
Deborah H. McAneny	59	Independent Director
M. Peter Steil, Jr.	75	Independent Director
Charles H. Wurtzebach, Ph.D.	69	Independent Director

The principal occupations and certain other information about the nominees are set forth below.

W. Todd Henderson has served as our Chairman of the Board of directors since February 2012. Mr. Henderson has also served as a Managing Director and Head of Real Estate, Americas, DWS since January 2012, where he has been responsible for all facets of the direct real estate investment management business in the Americas. From March 2009 to January 2012, Mr. Henderson served as the Chief Investment Officer of RREEF Real Estate, Americas. From June 2007 to March 2009, he supervised RREEF Real Estate’s Value-Added and Development team, managing a $4.5 billion real estate investment portfolio for multiple institutional investors. Mr. Henderson served as a Managing Director of RREEF Real Estate’s Acquisitions team from 2003 to June 2007. Prior to joining RREEF Real Estate in 2003, Mr. Henderson was Director of Acquisitions for The J.E. Robert Company in Washington, D.C., where he was involved in the sourcing, executing and financing of over $6 billion of real estate transactions. He began his career at First Gibraltar Bank in 1991, managing the restructuring and disposition of nonperforming real estate loans on behalf of the bank and the Resolution Trust Company. Mr. Henderson holds a B.A. in History from the University of North Texas and an M.B.A. from The Wharton School of the University of Pennsylvania.

James N. Carbone has served as our Chief Executive Officer and President and as one of our directors since February 2012. Mr. Carbone has also served as a Managing Director and Head of Real Estate Retail Products, Americas, DWS since September 2012, where he is responsible for growing real estate retail offerings in the Americas. Mr. Carbone served as Managing Director and Head of Global Business Development for RREEF Real Estate from January 2009 to September 2012. During this period, Mr. Carbone also served as Global Head of RREEF Real Estate from January 2009 to July 2010. He led the Strategic Initiatives Group for RREEF Real Estate from 2006 to January 2009. Mr. Carbone served as Office Specialist of RREEF Real Estate, overseeing all of the firm’s investments in commercial office properties and managing acquisition and disposition transactions in the office sector, from 1999 to 2007. In 1997, Mr. Carbone was named a partner of RREEF Real Estate and in 1998 became a member of RREEF Real Estate’s Americas Investment Committee. From 1979 until he joined RREEF Real Estate in 1995, Mr. Carbone worked in various capacities in the commercial real estate business, gaining experience in the management, brokerage, development, disposition and acquisition of properties. He is affiliated with numerous industry groups, including the Urban Land Institute and the National Association of Industrial and Office Properties. Mr. Carbone holds a B.A. in Economics from the University of California, Davis.

Marc L. Feliciano has served as one of our directors since November 2012. Mr. Feliciano has also served as a Managing Director, Chief Investment Officer and Head of Real Estate Portfolio Management, Americas, DWS since September 2012. As Chief Investment Officer, he works with portfolio managers in developing specific portfolio strategies for each account or fund as part of the annual investment plan process. Mr. Feliciano also serves as Chairman of DWS’s Americas Investment Committee, which governs equity and debt investments and portfolios, a member of the Americas Leadership Committee and Co-Portfolio Manager of the RREEF Debt Investments Fund. From September 2010 to January 2012, he served as Global Head of Risk and Performance Analysis for RREEF Real Estate, where he was responsible for the development of allocation, risk and performance tools. In this role, he was a member of the Global Chief Investment Officer Group, which formulated global and regional house views and strategy and developed the House Portfolio for each region. From 2005 to September 2010, Mr. Feliciano was a Portfolio Manager and assisted in the restructuring of real estate debt. Prior to joining RREEF Real Estate in 2005, Mr. Feliciano worked in the private and public real estate industries in various positions for Morgan Stanley, Heitman Real Estate Securities LLC (formerly Heitman/PRA Securities Advisors) and INVESCO Realty Advisors, Inc. He holds a B.A. in Business Administration from the University of Texas at Austin and an M.B.A. from the University of Texas McCombs School of Business.

Murray J. McCabe has served as one of our independent directors since November 2012 and as our lead independent director since March 2013. Mr. McCabe is currently a Managing Partner at Blum Capital Partners, L.P. and its affiliate Montgomery Street Partners, L.P., both investment firms, where he serves as a member of the Management Committees. His responsibilities include overseeing and managing real estate-related investment initiatives for Montgomery Street Partners, L.P., focusing on opportunistic equity investments. Prior to joining Blum Capital, Mr. McCabe worked at JPMorgan Chase & Co. from 1992 through August 2012. During his 20-year tenure at JPMorgan, Mr. McCabe held several positions in the lnvestment Banking Division, including Managing Director and Global Head of Real Estate and Lodging lnvestment Banking. ln addition, Mr. McCabe served as a member of JPMorgan's Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the lnvestment Banking Coverage Management Committee from 2010 through his departure in August 2012, and on the board of JPMorgan Real Estate Advisors during the same period. Mr. McCabe is a member of the advisory board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley, and is also an executive council member of the Real Estate Finance and lnvestment Center and serves on the REIT lnvestment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. He has served as a director of Columbia Property Trust, lnc. since September 2013. He is also a director of Sunstone Hotel lnvestors, lnc. and RREEF America REIT ll lnc. Mr. McCabe holds a B.A. in Finance from the University of Texas at Austin.

Deborah H. McAneny has served as one of our independent directors since November 2012. Ms. McAneny served as the Chief Operating Officer of Benchmark Assisted Living, LLC, or Benchmark, an owner and operator of senior living facilities in New England, from April 2007 to May 2009. Since April 2007, she has also served as a director (2007-2013) and member of the board of advisors (2013-present) of Benchmark and member of its audit committee. Prior to joining Benchmark, she was employed by John Hancock Financial Services, or John Hancock, for approximately 20 years, where she advanced to Executive Vice President and was responsible for a portfolio of structured and alternative investment businesses including John Hancock’s real estate, structured fixed-income, timber and agricultural investment business units. Prior to joining John Hancock in 1985, she was a senior auditor for Arthur Anderson & Co. for four years. Ms. McAneny serves on the board of directors of several other companies. Since January 2007, Ms. McAneny has served on the board of HFF, Inc., or HFF, a publicly traded provider of commercial real estate capital market services listed on the NYSE. She is currently the lead independent director of HFF, the Chairperson of its Nominating and Corporate Governance Committee and a member of its Compensation Committee. Since June 2015, Ms. McAneny has also been a director of THL Credit, Inc., a publicly-traded business development company, and serves as the Chairperson of its Governance and Compensation Committee. Since May 2017, Ms. McAneny also serves as a director of KKR Real Estate Finance Trust, Inc., a publicly-traded real estate finance company and serves as the Chairperson of its Audit Committee and a member of its Compensation Committee and Affiliated Transaction Committee. Ms. McAneny has also served as a director of RREEF America REIT II, Inc., a private REIT sponsored by our sponsor, since May 2011. From 2005 to 2014, she served as a director of KKR Financial Holdings LLC, or KFN, a publicly-traded specialty finance company listed on the NYSE. She was also the Chairperson of KFN’s Compensation Committee and a member of KFN’s Affiliated Transaction Committee and Nominating and Corporate Governance Committee. She is currently a member of the Board of Directors of the University of Vermont Foundation and served as a trustee of the University of Vermont from 2004 to 2016 and as a trustee of the Rivers School from 2004 to 2017. From 2001 to 2004, she served as President of the CRE Finance Council, formerly known as the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate finance markets. Ms. McAneny holds a Masters Professional Director Certification from the American College of Corporate Directors and a B.S. in Business Management from the University of Vermont.

M. Peter Steil, Jr. has served as one of our independent directors since November 2012. Mr. Steil served as the Chief Executive Officer of the National Council of Real Estate Investment Fiduciaries, or NCREIF, an association of institutional real estate professionals, from July 2012 to July 2017. From January 2007 to July 2012, he served as a Managing Director of Prescott Capital Advisors, LLC, or Prescott, where he was responsible for Prescott’s real estate investment banking and advisory efforts and raising debt and equity capital for its principal investments. From 2001 to 2006, he served as a Managing Director of Wells Hill Partners, Ltd., a real estate investment banking firm based in New York. From 1998 to 2001, Mr. Steil served as a Managing Director of Putnam Lovell Securities, Inc., or Putnam Lovell, an investment bank that provides mergers and acquisitions advisory services to asset management firms. Prior to joining Putnam Lovell, he served in senior positions at several financial services firms, including Nesbitt Burns Securities, Inc. and KPMG Baymark Capital, LLC. Mr. Steil is also a member of the Global Exchange Council of the Urban Land Institute and serves on the Real Estate Advisory Committee of the Ontario Public Service Employees Union Pension Trust. Mr. Steil holds a B.A. in Political Science from Stanford University and an M.B.A. in International Business from the Harvard Business School.

Charles H. Wurtzebach, Ph.D., has served as one of our independent directors since November 2012. Dr. Wurtzebach is Chairman, Department of Real Estate, and as the Douglas and Cynthia Crocker Endowed Director of the Real Estate Center at DePaul University in Illinois, lecturing at the undergraduate and graduate levels, participating in research projects and providing support to the DePaul Real Estate Center. Dr. Wurtzebach joined the DePaul University faculty in January 2009. From 1999 to November 2008, Dr. Wurtzebach served as Managing Director and Property Chief Investment Officer of Henderson Global Investors (North America) Inc., or Henderson, an international investment management company headquartered in London, where he was responsible for the strategic portfolio planning and the overall management of Henderson’s North American business. He served as a member of Henderson’s Senior Management Team from 2001 to November 2008 and Chairman of Henderson’s North America Senior Management Committee from 1999 to November 2008. Dr. Wurtzebach served as President and Chief Executive Officer of Heitman Capital Management from 1994 to 1998 and President of JMB Institutional Realty from 1991 to 1994. His responsibilities included supervising the financial risk exposure, financial reporting and internal control procedures of each company. Since May 2009 until July 2014, Dr. Wurtzebach served as a director of Inland Diversified Real Estate Trust, Inc., a public non-listed REIT. Since July 2014, he has served as an Independent Director of Kite Realty Group, a publicly-registered, publicly-traded REIT. He is also a founder, former president and former director of the Real Estate Research Institute, or RERI. Dr. Wurtzebach holds a B.S. in Finance from DePaul University in Illinois, an M.B.A. from Northern Illinois University and a Ph.D in finance from the University of Illinois at Urbana.

At the Annual Meeting, we will vote each valid proxy returned to us for the seven nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than seven nominees for director. While our board does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our board of directors may designate.

Director Qualifications, Experience, Attributes and Skills

Our board of directors believes that the significance of each director nominee’s qualifications, experience, attributes and skills is particular to that individual, meaning that there is no single test applicable to all director candidates. The effectiveness of the board is best evaluated as a group of directors, rather than at an individual director level. As a result, our board has not established specific minimum qualifications that must be met by each individual wishing to serve as a director. When evaluating candidates for a position on our board of directors, the board considers the potential impact of the candidate, along with his or her particular experiences, on the board as a whole. The diversity of a candidate’s background or experiences, when considered in comparison to the background and experiences of other members of the board of directors, may or may not impact the board’s view as to the candidate. In evaluating director candidates, our board considers all factors that it deems relevant.

In recommending director nominees to our board of directors, our board of directors solicits candidate recommendations from its current members and our management. Our board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, our board will consider each candidate without regard to the source of the recommendation and take into account those factors that the board determines are relevant. Stockholders may directly nominate potential directors by satisfying the procedural requirements for such nomination as provided in Article II, Section 11(a)(2) of our bylaws.

In conducting its annual self-assessment and nominating the director nominees, our board of directors determined that each director nominee has the qualifications, experience, attributes and skills appropriate to continue his or her service as a director of our company in view of our business and structure. In addition to a demonstrated record of business and professional accomplishment, each of our director nominees has substantial experience serving on boards, including our board and boards of other organizations. Each of our directors has gained substantial insight as to the operation of our company and has demonstrated a commitment to discharging his or her oversight responsibilities as a director.

Each director was nominated to our board of directors on the basis of the unique skills he or she brings to our board, as well as how such skills collectively enhance our board. On an individual basis:

•
W. Todd Henderson: Our board of directors has determined that Mr. Henderson will be a valuable member of our board because of his experience as a real estate industry executive with extensive investment, capital markets and portfolio management expertise, all of which we expect to bring valuable insight to the board of directors.

•
James N. Carbone: Our board of directors has determined that Mr. Carbone’s experience with real estate investment products, particularly alternative investments, experience in acquiring commercial real estate and oversight of a multi-billion dollar real estate portfolio will make him a valuable member of our board of directors.

•
Marc L. Feliciano: Our board of directors has determined that Mr. Feliciano will be a valuable member of our board of directors because of his extensive experience with real estate investments and portfolio management.

•
Murray J. McCabe: Our board of directors has determined that Mr. McCabe’s extensive investment banking and transactional experience in the real estate industry will make him a valuable member of the board of directors.

•
Deborah H. McAneny: Our board of directors has determined that Ms. McAneny will be a valuable member of our board because of her leadership positions on boards of public companies and experience with management of commercial real estate portfolios.

•
M. Peter Steil, Jr.: Our board of directors has determined that Mr. Steil will be a valuable member of our board of directors because of his extensive experience with investment banking, real estate advisory services and portfolio management.

•
Charles H. Wurtzebach, Ph.D.: Our board of directors has determined that Dr. Wurtzebach will be a valuable member of our board because of his academic experience as a real estate professor, his industry experience as an executive for investment management companies and his board experience with public non-listed REITs.

The information above is not exclusive. When considering a director nominee, our board of directors considers many intangible elements, such as intelligence, integrity, work ethic, commitment to stockholder interests and the ability to work with other directors, communicate effectively, exercise judgment and ask incisive questions.

The election of each nominee for director requires the approval of a majority of the shares represented in person or by proxy at the Annual Meeting. Any shares present in person or by proxy and not voted (whether by broker non-vote or otherwise) will have the effect of a vote against the nominees. If an incumbent nominee for the board of directors fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ALL OF THE NOMINEES LISTED ABOVE FOR NOMINATION AS DIRECTORS.

EXECUTIVE OFFICERS

The following table provides information about our executive officers. Each executive officer, once appointed, serves at the pleasure of the board of directors until the next annual meeting of the board of directors and until his or her successor shall have been duly appointed and qualified or until such individual resigns or is removed from office. There are no family relationships between any directors or executive officers. None of our executive officers was appointed pursuant to any agreement or understanding between such person and any other person.

Name	Age	Position
James N. Carbone	62	Chief Executive Officer and President
Julianna S. Ingersoll	38	Chief Operating Officer and Executive Vice President
Eric M. Russell	53	Chief Financial Officer and Vice President

The biography of Mr. Carbone is set forth above in “Proposal No. 1: Election of Directors.”

Julianna S. Ingersoll has served as our Chief Operating Officer and Executive Vice President since February 2015. In this role, Ms. Ingersoll oversees business development, operations and finance, including external and internal sales, relations with third-party distributors, product development and strategy. Ms. Ingersoll previously served as our Chief Financial Officer and Vice President from February 2012 to February 2015. Ms. Ingersoll has also served as a Director, Real Estate Retail Products, Americas, of DWS, since February 2012. Prior to this position, Ms. Ingersoll was a Vice President of Business Development for RREEF Real Estate, currently RREEF America, our sponsor, which, together with its affiliates in Europe and Asia, comprises the global real estate investment business of DWS, from November 2007 to February 2012, where she sourced, underwrote and executed strategic transactions. Prior to joining RREEF Real Estate, she held various positions with Deutsche Bank. From May 2006 to November 2007, Ms. Ingersoll served as Vice President of the Residential Mortgage-Backed Securities group of Deutsche Bank, where she was responsible for sourcing, underwriting and executing strategic acquisitions and joint ventures. From 2004 to 2006, she served as an Associate and Vice President of the Corporate Investments group of Deutsche Bank, where she was responsible for sourcing and executing strategic acquisitions and divestitures. From 2003 to 2004, she served as an Analyst for the Corporate Investments group of Deutsche Bank. Ms. Ingersoll joined Deutsche Bank in June 2001 as an analyst for the Technology Investment Banking team. Ms. Ingersoll holds a B.S. in Business Administration from Washington & Lee University.

Eric M. Russell has served as our Chief Financial Officer and Vice President since February 2015. Mr. Russell previously served as our Assistant Treasurer from May 2013 to February 2015. He has served as a Director and Controller, RREEF Real Estate Fund Finance, Americas, DWS since 2011 and as Vice President and Controller, RREEF Real Estate Fund Finance since 2000. During his tenure, Mr. Russell oversaw RREEF Property Trust since November 2012 and previously presided over a large separate account with a peak size of USD 4.5 billion, a separate account focused on ground-up development and a private foreign investor-owned REIT of approximately USD 1 billion. In these roles, Mr. Russell oversaw all financial reporting, fund accounting, tax compliance and loan compliance. Prior to joining RREEF Real Estate, Mr. Russell served as an Accounting Manager and Assistant Controller at iStar Financial, Inc., a publicly traded REIT, from 1996 to 2000. From 1994 to 1996, he worked as a Controller at Sierra National Home Warranty Corporation, a publicly traded company. Mr. Russell served as a Senior Auditor at Grant Thornton LLP from 1992 to 1994 and a Staff Auditor from 1991 to 1992. Mr. Russell holds a B.S. in Atmospheric Science from the University of California, Davis and is a certified public accountant (inactive).

CORPORATE GOVERNANCE
Role of the Board
Our board of directors oversees our management and operations, while our advisor is responsible for our day-to-day management and operations. Our board’s oversight role does not make its directors guarantors of our investments or activities.
Our board has appointed various employees of our advisor as officers of our company with the collective responsibility to monitor and report to our board of directors on our operations. In conducting its oversight, our board of directors receives regular reports from these officers and from other senior officers of our advisor regarding our operations. Some of these reports are provided as part of formal board meetings, which are typically held quarterly, in person, and involve the board’s review of our recent operations. From time to time, one or more of our directors may also meet with management in less formal settings, between scheduled board meetings, to discuss various topics.
Board Leadership Structure
Our board of directors has structured itself in a manner that it believes allows it to perform its oversight function effectively. A majority of our directors are independent. Our offices of Chairman of the Board and Chief Executive Officer are separate even though such separation is not required. Mr. Henderson, as our Chairman of the Board, is responsible for reviewing the agenda for the meetings of the board of directors and the annual meetings of stockholders, and Mr. Carbone, as our Chief Executive Officer, is responsible for the general management of our business, financial affairs and day-to-day operations.
In addition, our board has determined that since the Chairman of the Board is not an independent director, a lead independent director should be appointed by a majority of our independent directors. Our independent directors have appointed Mr. McCabe to serve as our lead independent director. Key responsibilities of our lead independent director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman of the Board and Chief Executive Officer, and calling meetings of the independent directors, as necessary.

Our board of directors reviews its structure annually. Our board of directors believes that its structure, in which representatives of our advisor serve on the board of directors, is appropriate in light of the significant services that our advisor provides to us. In addition, our board of directors believes that requiring a majority of the board of directors to be comprised of independent directors as well as the structure, function and composition of the Audit Committee (as described below in “Committees”) and the requirement that related party transactions be presented to the full board of directors, are an appropriate means to provide effective oversight and address any potential conflicts of interest that may arise from our relationship with our advisor.
Board Oversight of Risk Management
As part of its oversight function, the board of directors receives and reviews various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risks, operational risk and insurance), board oversight of different types of risks is handled in different ways. For example, the full board of directors receives and reviews reports from senior personnel of our advisor (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee supports the board’s oversight of risk management in a variety of ways, including (i) participation in and receipt and review of reports regarding our disclosure controls and procedures prior to the issuance of our quarterly financial reports, (ii) meetings with our Chief Financial Officer and our independent public accountants to discuss, among other things, the internal control structure of our financial reporting function and compliance with certain requirements of the Sarbanes-Oxley Act of 2002, as amended, and (iii) reporting to the board of directors as to these and other matters.

Director Independence
Although our shares are not listed for trading on any national securities exchange, our board of directors has determined that a majority of the members of our board of directors, and all of the members of the Audit Committee, are “independent” as defined by the New York Stock Exchange (the “NYSE”). The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

In addition, our board of directors determined that these directors are independent pursuant to the definition of independence in our Charter, as required by the North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the "NASAA REIT Guidelines"). Our Charter provides that an independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor, or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor.  A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor, and any of their affiliates exceeds five percent of (i) the director’s annual gross revenue derived from all sources during either of the last two years or (ii) the director's net worth on a fair market value basis.  An indirect relationship is defined to include circumstances in which the director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our Charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience.

Our board of directors has determined that Murray J. McCabe, Deborah H. McAneny, M. Peter Steil, Jr., and Charles H. Wurtzebach, Ph.D. are independent directors pursuant to our Charter and the definition of independence as defined by the NYSE.
Meetings of the Board of Directors
During the fiscal year ended December 31, 2017, our board of directors met six times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our board of directors held during the period for which he or she served as a director and the total number of meetings held by all committees of our board of directors on which he or she served during the periods for which he or she was a director.
We do not have a formal policy requiring directors to attend annual meetings of stockholders, although we do encourage their attendance. All of our directors attended our 2017 annual meeting of stockholders.
Committees
Our board of directors has one permanent committee, the Audit Committee. The Audit Committee’s primary function is to assist our board of directors in fulfilling its responsibility to oversee the quality and integrity of our financial reporting and the audits of our financial statements. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our board of directors. The Audit Committee Charter is available on our web site at www.rreefpropertytrust.com.
The Audit Committee must have at least three members and be comprised solely of members of our board of directors that meet the independence criteria of our Charter and the NYSE listing standards. It is comprised of Deborah H. McAneny, M. Peter Steil, Jr. and Charles H. Wurtzebach, each of whom meets the qualifications for audit committee independence under the rules of the NYSE. Dr. Wurtzebach serves as the Chairperson of the Audit Committee, and our board of directors has determined that Dr. Wurtzebach qualifies as an “audit committee financial expert” as that term is defined by SEC rules. The Audit Committee held four meetings during the year ended December 31, 2017.
We do not have a compensation committee because we do not compensate our executive officers or non-independent directors. Recommendations with respect to compensation of our independent directors are made by our board of directors.

Our board of directors believes that each director should be nominated by our full board, which must be comprised of a majority of independent directors, rather than a committee thereof. As a result, we do not have a nominating committee.
Director Orientation and Continuing Education
We provide each director who joins our board with an initial orientation about our company, including our business operations, strategy, policies and governance. We also provide all of our directors with resources and ongoing education opportunities to assist them in staying current about developments in corporate governance and critical issues relating to the operation of boards of public companies and their committees.
Annual Board Self-Assessment
Our board of directors annually conducts a self-evaluation (with anonymous responses permitted) to determine whether it and the Audit Committee are functioning effectively and to identify opportunities to enhance their effectiveness.

Code of Ethics
Our board of directors has adopted a Code of Ethics that applies to each of our directors, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Our Code of Ethics is available on our website, www.rreefpropertytrust.com. Stockholders may also request a copy of the Code of Ethics, which will be provided without charge, by writing to RREEF Property Trust, Inc. at 345 Park Avenue, 26th Floor, New York, New York 10154, Attention: Secretary. If, in the future, we amend, modify or waive a provision in the Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.
Review of our Policies

Our board of directors, including our independent directors, has reviewed our policies described in our Annual Report and our registration statement related to our public equity offering, as well as other policies previously reviewed and approved by our board of directors, and determined that they are in the best interests of our stockholders because: (1) they increase the likelihood that we will be able to acquire a diversified portfolio of income producing properties, thereby reducing risk in our portfolio; (2) there are sufficient property acquisition opportunities with the attributes that we seek; (3) our executive officers, directors and affiliates of our advisor have expertise with the type of real estate investments we seek; (4) borrowings should enable us to purchase assets and earn rental income more quickly; and (5) corporate governance best practices and high ethical standards help promote our long-term performance, thereby increasing our likelihood of generating income for our stockholders and preserving stockholder capital.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s purpose is to assist in fulfilling the board of directors’ responsibility to oversee the quality and integrity of the financial reporting and internal controls of RREEF Property Trust, Inc. (the “Company”) and the audits of its financial statements by its independent registered public accounting firm. The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Company’s board of directors, a copy of which is available on the Company’s website at www.rreefpropertytrust.com. The Audit Committee intends for its composition, and the attributes of its members and its responsibilities, as reflected in the Audit Committee Charter, to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

In accordance with the Audit Committee Charter, the Audit Committee, subject to any action of the Company’s board of directors, has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and to the Company’s auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with management;

•	discussed with KPMG the matters required to be discussed by PCAOB Auditing Standards 1301, Communications with the Audit Committee; and

•	received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Audit Committee:
Deborah H. McAneny
M. Peter Steil, Jr.
Charles H. Wurtzebach

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation
We do not compensate our executive officers and have no employees as all of our day-to-day operations are managed by our advisor. Furthermore, we do not compensate our executive officers under any stock based compensation plans.
Director Compensation
The following director compensation table sets forth the compensation paid to our independent directors in fiscal year 2017 for services to us. Directors who are not independent directors are not compensated by us for their service on our board of directors. All compensation was paid in cash.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Deborah H. McAneny	$54,750	$—	$54,750
Murray J. McCabe	53,750	—	53,750
M. Peter Steil, Jr.	54,750	—	54,750
Charles H. Wurtzebach, Ph.D.	62,250	—	62,250

(1)	Each of our independent directors is eligible to receive grants of restricted stock pursuant to our independent directors compensation plan, described below.

We compensated each of our independent directors with an annual retainer of $50,000, plus an additional retainer of $7,500 to the Chairman of the Audit Committee. We paid $1,000 for each board or board committee meeting the director attended in person and $250 for each meeting the director attended by telephone. In the event that there was a meeting of the board of directors and one or more committees thereof in a single day, the fees paid to each director were limited to $1,250 per day.

In addition, our board of directors approved the grant of shares of restricted stock to each of our independent directors under our independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under our independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors will receive an initial grant of 5,000 Class I shares of restricted stock, which we refer to as the “initial restricted stock grant,” at the end of the first full calendar quarter following the date that we issued 12,500,000 shares in our offerings. Each new independent director that subsequently joins the board will receive the initial restricted stock grant of 5,000 Class I shares on the date he or she joins the board. The initial restricted stock grant will generally vest in equal installments over a three-year period beginning on the first anniversary of the grant date; provided, however, that the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of our company. The board of directors may approve, at its discretion, an additional award of Class I shares of restricted stock upon an independent director’s subsequent re-election to the board, subject to such terms and conditions as provided by the board at such time.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings.

Our board of directors has adopted a long-term incentive plan, which we use to attract and retain directors, officers, employees and consultants. Our long-term incentive plan offers qualified individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long-term incentive plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units and other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in the plan. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and may not have a term in excess of ten years from the grant date.

Our board of directors or a committee appointed by our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our Charter. Unless otherwise determined by our board of directors, no award granted under the plan will be transferable except through the laws of descent and distribution.
Our board of directors has authorized and reserved an aggregate maximum number of 300,000 Class I shares for issuance under the long-term incentive plan. However, no awards shall be granted under the incentive plan on any date on which the aggregate number of shares subject to awards previously issued under the incentive plan, together with the proposed awards to be granted on such date, exceeds 2% of the number of outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, a stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and our board of directors will make adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising its discretion. The incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, which was November 27, 2012, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.
The following table provides information about our common stock that may be issued under our incentive plan as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise of Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	300,000
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	—	—	300,000

Our board of directors is responsible for determining the form and amount of compensation that is paid to our independent directors. In addition, our executive officers may make recommendations regarding the compensation level for the independent directors and provide comparison data. Our board of directors periodically assesses the level of independent director compensation, taking into account the responsibilities and duties of the independent directors and the time required to perform those duties. In determining the level of independent director compensation, our board of directors attempts to be consistent with market practices, but does not set compensation at a level that would call into question the independent directors’ objectivity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC, within specified time frames, initial reports of beneficial ownership and reports of changes in ownership of our shares of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file with the SEC. All of our directors and executive officers were required to file Section 16(a) forms during the fiscal year ended December 31, 2016 pursuant to the Company becoming subject to Section 12(g) of the Exchange Act. In addition, our Chief Executive Officer, our Chief Financial Officer, and our director Marc L. Feliciano were required to file an additional Section 16(a) form during the fiscal year ended December 31, 2017.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and confirmations that no additional reports were required, all required Section 16(a) filings were timely and correctly made by reporting persons during the fiscal year ended December 31, 2017, except that within the required two business day reporting requirement imposed by the SEC, the Company did not timely file a Form 4 form on behalf of James N. Carbone or on behalf of Eric M. Russell.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our executive officers are compensated by RREEF America and not by us. In 2017, our entire board of directors determined the compensation of our independent directors. As noted above, we have no employees. During the fiscal year ended December 31, 2017, none of our executive officers served as:

•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; or

•	a director of another entity, one of whose executive officers served on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Beneficial Owners and Management

The following table shows the beneficial ownership of shares of our common stock as of March 16, 2018 by:

•	any beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our current executive officers; and

•	all of our current directors and executive officers as a group.
To our knowledge, other than our sponsor, there is no person, or group of affiliated persons, that beneficially owns more than 5% of our common stock. Information with respect to beneficial ownership has been furnished by each director and officer.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the persons and RREEF America listed in the table below is c/o RREEF Property Trust, Inc., 345 Park Avenue, 26th Floor, New York, New York 10154.

Class of Stock	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
	Directors and Executive Officers:
	W. Todd Henderson	—	—
I	James N. Carbone	36,539.67	0.44%
I	Marc L. Feliciano	3,968.19	0.05
	Murray J. McCabe	—	—
I	Deborah H. McAneny	4,867.85	0.06
	M. Peter Steil, Jr.	—	—
I	Charles H. Wurtzebach, Ph.D.	8,097.17	0.10
I	Julianna S. Ingersoll	2,045.57	0.02
I	Eric M. Russell	748.15	0.01
	All current executive officers and directors as a group (9 persons)	56,266.60	0.68%
	5% Stockholders:
I	RREEF America L.L.C.	938,056.97	11.30%

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

The following describes all transactions during the years ended December 31, 2017 and 2016 and currently proposed transactions involving us, our directors, our advisor, our sponsor, our dealer manager and any affiliate thereof. Our independent directors are specifically charged with the duty to examine, and have examined, the fairness of such transactions, and have determined that all such transactions are fair and reasonable to us.

Ownership Interests

As of March 16, 2018, RREEF America owns 938,057 shares of our Class I common stock. As of March 16, 2018, our executive officers and independent directors, as a group, owned no shares of our Class A, Class T, Class N or Class D common stock and 56,267 shares of our Class I common stock.

Our Relationship with Our Advisor, Our Sponsor and Our Dealer Manager
We are externally advised and managed by our sponsor and advisor, RREEF America, which is responsible for the management, acquisition, disposal, leasing, maintenance and operating of all our real estate investments. RREEF America’s executive offices are located at 345 Park Avenue, 26th floor, New York, New York 10154. RREEF America’s telephone number is (212) 454-6260. All of our officers and directors, other than the independent directors, are employees of RREEF America. We have and will continue to have certain relationships with RREEF America and its affiliates.
On July 1, 2016, we entered into an agreement with DWS Distributors, Inc. (our "dealer manager") whereby our dealer manager will market and execute the distribution of our share of common stock in our public offerings. Our dealer manager is an affiliate of our sponsor and advisor. Prior to July 1, 2016, our former dealer manager was an unaffiliated entity. DWS Distributors, Inc.'s executive offices are located at 60 Wall Street, 5th floor, New York, New York, 10005.
Advisory Agreement
We are managed and advised by RREEF America pursuant to an advisory agreement, as amended, that first became effective December 21, 2012 and was last renewed on November 9, 2017, effective as of January 20, 2018, for an additional one-year term expiring January 20, 2019.
Pursuant to the advisory agreement and subject to the supervision of our board of directors, our advisor will have the responsibility to, among other things:

•	consult with our board of directors in formulating our financial, investment, valuation and other policies, consistent with achieving our investment objectives;

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and investment policies;

•	determine the proper allocation of our investments between properties, real estate loans, real estate equity securities and cash, cash equivalents and other short-term investments;

•	select its sub-advisor, joint venture and strategic partners, and service providers for us such as our transfer agent and structure corresponding agreements;

•
oversee the calculation at the end of each business day of our NAV per share for each class of common stock in accordance with our valuation guidelines, and in connection therewith, obtain appraisals performed by our independent valuation advisor and other independent third-party appraisal firms concerning the value of our real properties;

•	monitor our independent valuation advisor’s valuation process to ensure that it complies with our valuation guidelines and report on such compliance to our board of directors on a quarterly basis;

•	provide our independent valuation advisor with periodic asset and portfolio level information on our properties and real estate-related assets;

•
monitor our properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor and notify our independent valuation advisor of such events;

•	provide the daily management and perform and/or supervise the various administrative functions reasonably necessary for our management and operations;

•
enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages and selecting, engaging and supervising the performance of third-party property managers and leasing agents for property management and leasing services;

•
hire, direct and establish policies for people who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•
investigate, select, and on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of the advisor’s obligations under the advisory agreement;

•	consult with, and provide information to, our officers and our board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	actively manage our real estate portfolio in accordance with our investment objectives, strategies and policies;

•
provide periodic reports to our board of directors on the performance of our investments and prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives, strategies and policies.

Advisory Fee
Pursuant to the advisory agreement, we pay RREEF America an advisory fee comprised of two separate components:

(1)	a fixed component in an amount equal to 1/365th of 1.0% of our NAV for each class of our common stock for each day, payable monthly in arrears; and

(2)	a performance component calculated based on the total return of each class of our common stock in any calendar year, payable annually.

The fixed component of the advisory fee accrues on a daily basis. The fixed component was not earned and, therefore, did not begin to accrue until the date on which our combined NAV for both classes of shares reached $50,000,000. Our combined NAV for both classes of shares first exceeded $50,000,000 during January 2015. The performance component will be calculated such that for any calendar year in which the total return per share for a particular class exceeds 6% per annum (the "6% return"), our advisor will receive 25% of the excess total return above the 6% return; provided that in no event will the performance component exceed 10% of the aggregate total return for such year. The total return to stockholders is defined for each class of common stock as the change in NAV per share for such class, plus distributions per share for such class. However, in the event that our NAV per share for any class of common stock decreases below $12.00, the performance component will not be earned on any increase in NAV up to $12.00 per share with respect to that class.

Expense Reimbursements

Under the advisory agreement, RREEF America is entitled to reimbursement of certain costs incurred by RREEF America or its affiliates that are not incurred under the expense support agreement, as discussed below. Costs eligible for reimbursement, if they are not incurred under the expense support agreement, include most third-party operating expenses, salaries and related costs of our advisor's employees who perform services for us (but not those employees for which RREEF America earns a separate fee or those employees who are our executive officers) and travel related costs for its employees who incur such costs on our behalf. We may reimburse our advisor for all expenses paid or incurred in connection with the services it provided to us, subject to the limitations described below under the heading “2%/25% Guidelines." As of December 31, 2017, we owed our advisor $58,874 for such costs.

Organization and Offering Costs

Under the advisory agreement, RREEF America agreed to pay all of our organization and offering costs incurred through January 3, 2013. In addition, RREEF America agreed to pay certain of our organization and offering costs from January 3, 2013 through January 3, 2014 that were incurred in connection with certain offering related activities. In total, RREEF America incurred $4,618,318 of these costs (the "Deferred O&O") on behalf of us or our operating partnership from our inception through January 3, 2014. Pursuant to the advisory agreement, in January 2014, we began reimbursing RREEF America monthly for the Deferred O&O on a straight-line basis over 60 months. Through December 31, 2017, we reimbursed RREEF America $3,690,102 for Deferred O&O.

Expense Support Agreement

On May 29, 2013, we entered into an expense support agreement with our advisor, as most recently amended and restated on January 20, 2016 (the "expense support agreement"). Pursuant to the terms of the expense support agreement, our advisor has agreed to defer reimbursement of certain expenses related to our operations that our advisor has incurred (“expense payments”). These expense payments include, without limitation, expenses that are organizational and offering expenses and operating expenses under our advisory agreement.

Pursuant to the expense support agreement, our advisor could incur expense payments until the earlier of (1) the date we surpassed $200 million in aggregate gross proceeds from our equity offerings, or (2) the date the aggregate expense payments by our advisor exceed $9.2 million. We continued to incur and pay certain fees and property level expenses (inclusive of acquisition related expenses and interest expense on borrowed funds secured by properties) while receiving expense support. In addition, commencing with the fourth calendar quarter of 2014, we, as opposed to our advisor, began to incur and pay certain operating expenses, subject to certain limits, which will not be treated as expense payments and for which we will not be entitled to reimbursement from our advisor.

As of December 31, 2015, our advisor had made an aggregate of $9.2 million in expense payments. Accordingly, our advisor ceased incurring expense payments effective January 1, 2016. As the expense payment limit had been reached, pursuant to the expense support agreement, in January 2016 the reimbursement provisions were triggered. As such, we commenced making reimbursement payments to our advisor at the rate $250,000 per quarter, subject to adjustment as described in the expense support agreement. During the first quarter of 2016, we reimbursed $250,000 to our advisor under the expense support agreement. On April 25, 2016, we and our advisor entered into a letter agreement that amended certain provisions of the advisory agreement and the expense support agreement (the "ESA letter agreement"). The ESA letter agreement provides, in part, that our obligations to reimburse our advisor for expense payments under the expense support agreement are suspended until the first calendar month following the month in which we have reached $500 million in offering proceeds from our offerings (the "ESA commencement date"). We currently owe $8,950,000 to our advisor under the expense support agreement. Beginning the month following the ESA commencement date, we will make monthly reimbursement payments to our advisor in the amount of $416,667 for the first 12 months and $329,166 for the second 12 months, subject to monthly reimbursement payment limitations described in the ESA letter agreement. In addition, pursuant to the ESA letter agreement, if RREEF America is serving as our advisor at the time that we or our operating partnership undertakes a liquidation, our remaining obligations to reimburse our advisor for the unpaid Deferred O&O under the advisory agreement and the unpaid monthly reimbursements under the expense support agreement shall be waived.

Term and Termination Rights under the Advisory Agreement
Our advisory agreement has a one-year term expiring January 20, 2019, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Our independent directors are required to determine, at least annually, that the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits set forth in our Charter. The advisory agreement may be terminated (1) immediately by us for “cause,” upon the bankruptcy of our advisor, (2) at the option of either party upon a change of control, (3) upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors or (4) upon 60 days’ written notice by our advisor. If we terminate the advisory agreement, we will pay our advisor all unpaid advances for expenses and all earned but unpaid fees.

2%/25% Guidelines

As described above, our advisor is entitled to reimbursement of certain expenses. However, we will not reimburse our advisor at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended (the “expense year”) exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (collectively, the “2%/25% Guidelines”). Our advisor must reimburse us for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. Our independent directors approved the excess amounts for each of the expense years ended March 31, 2016, June 30, 2016 and September 30, 2016. For the expense year ended December 31, 2016, our total operating expenses were $3,260,955, which exceeded the 2%/25% guidelines by $149,133. Our advisor reimbursed us for such excess amount in the first quarter of 2017. For each of the expense years ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, our total operating expenses did not exceed the 2%/25% guidelines.

For purposes of these limits, (1) “total operating expenses” are our aggregate expenses of every character paid or incurred as determined under GAAP, including the advisory fee, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition fees, acquisition expenses, brokerage fees on resale of properties and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (2) “average invested assets” is the average of the aggregate book value of our assets (other than intangibles) invested, directly or indirectly, in real estate and other real estate related assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period; and (3) “net income” is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves. For the year ended December 31, 2017, our total operating expenses were 1.8% of our average invested assets and 62.4% of our net income.

Fees and Reimbursements Paid to Our Advisor
The following table sets forth the fees paid, and the amount of expenses reimbursed, to our advisor for the years ended December 31, 2017 and 2016.

	Year ended December 31, 2017	Year ended December 31, 2016
Fixed advisory fee	$1,050,573	$900,726
Performance advisory fee	$672,900	$274,905
Reimbursement of organization and offering expenses(1)	$923,159	$1,133,842
Reimbursement of operating expenses(2)	$281,268	$204,433
Reimbursement for out-of-pocket acquisition expenses(3)	$0	$0

(1) As of December 31, 2017 and 2016, we owed our advisor for organization and offering costs as follows:

	December 31, 2017	December 31, 2016
Deferred O&O reimbursable to RREEF America	$928,216	$1,851,375
Expense payments - O&O	3,762,664	3,762,664
Total organization and offering costs payable to RREEF America	$4,690,880	$5,614,039

(2) As of December 31, 2017 and 2016, we owed our advisor for operating expenses as follows:

	December 31, 2017	December 31, 2016
Expense Payments - operating expenses	$5,187,336	$5,187,336
Expenses reimbursable pursuant to the advisory agreement	58,874	72,200
	$5,246,210	$5,259,536

(3) As of December 31, 2017 and 2016, we owed our advisor zero for out-of-pocket acquisition expenses.

Dealer Manager Agreement

The distribution of our shares of common stock is governed by the dealer manager agreement between us, our operating partnership and the dealer manager. Under the dealer manager agreement, we are obligated to reimburse the dealer manager for certain offering costs incurred by the dealer manager on our behalf, including but not limited to broker-dealer sponsorships, attendance fees for retail seminars conducted by broker-dealers, and travel costs for certain personnel of the dealer manager who are dedicated to the distribution of our shares of common stock. For the years ended December 31, 2017 and 2016, the dealer manager incurred $315,622 and $150,132, respectively, in such costs on our behalf, all of which was payable to the dealer manager as of December 31, 2017 and 2016, respectively.

In connection with the distribution of our shares of common stock, we are obligated to pay to the dealer manager selling commissions on the sale of shares of our Class A and Class T common stock, upfront dealer manager fees on the sale of shares of our Class T common stock, and distribution and dealer manager fees paid on a trailing basis on certain classes of our common stock. For the years ended December 31, 2017 and 2016, the dealer manager has earned upfront selling commissions and upfront dealer manager fees totaling $122,801 and $6,145, respectively. As of December 31, 2017 and 2016, we owed $67,279 and $60,515, respectively, in trailing fees to the dealer manager, and we have accrued $2,238,576 and $2,352,711, respectively, in trailing fees estimated to become payable in the future to the dealer manager.

Conflicts of Interest with RREEF America, DWS Distributors, Inc. and Their Affiliates
Conflicts of interest may arise between RREEF America, as our advisor and sponsor, DWS Distributors, Inc., as our dealer manager, and us with respect to our management and the distribution of our shares of common stock. It is anticipated that the officers and employees of RREEF America will devote as much time to us as necessary to effectively manage our operations. RREEF America and its affiliates engage in a broad spectrum of activities including financial advisory activities, and have extensive investment activities that are independent from, and may from time to time conflict with, our investment activities. In the future, there might arise instances where the interests of RREEF America conflict with our interests and/or the interests of our stockholders. Subject to specified exceptions, our advisor may engage in transactions with, provide services to, invest in, advise, sponsor and/or act as investment manager to portfolio companies, investment vehicles and other persons or entities (including our prospective investors) that may have similar structures and investment objectives and policies to ours and that may compete with us for investment opportunities. RREEF America, its affiliates and their respective clients may invest in investments that would be appropriate for us and may compete with us for such investment opportunities and may invest in investments that are senior or junior to, or have rights and interests different from or adverse to, our investment opportunities. RREEF America’s interests in such investments may conflict with our interests in related investments at the time of origination or in the event of default or work out of the investment.
In order to reduce or eliminate certain potential conflicts of interest, our Charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our advisor, our directors or their respective affiliates.  Each of the restrictions and procedures that apply to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by our advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction.  In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

RREEF America will allocate investment opportunities suitable for us or for other persons, including RREEF America or an affiliate of RREEF America or an account managed or advised by RREEF America or an affiliate of RREEF America, in accordance with an equitable and reasonable allocation procedure consistent with RREEF America’s fiduciary duty to us and with due regard to our investment objectives and the characteristics of the specific investment. When RREEF America identifies a real estate investment opportunity, it will present the opportunity to the program or account which it advises or manages that has the highest priority position on the rotation priority list, but only if the investment opportunity is suitable for the program or account. The criteria considered in determining whether an opportunity is suitable include the risk profile and portfolio diversification objectives of the program or account and the intensity of management that the property will require.
We have also adopted a Code of Ethics that applies to our officers and directors (each a “covered person”).  The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, our advisor and their respective affiliates.

Our dealer manager distributes the securities of other issuers. In addition, future programs may seek to raise capital through offerings conducted concurrently with our offerings and distributed by our dealer manager. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Currently Proposed Transactions

There are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), as our independent registered public accounting firm for the year ending December 31, 2018.
Although it is not required to do so, the board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment as a matter of good corporate governance practice. The affirmative vote of the holders of a majority of votes cast on the proposal at the Annual Meeting will be required to approve this proposal. If the stockholders should not ratify the appointment of our independent registered public accounting firm, the Audit Committee will reconsider the appointment, but may still elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the Company’s best interest and the best interest of the Company’s stockholders. Representatives of KPMG are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from our stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF KPMG.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective as of February 27, 2018, our Audit Committee selected KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Fees Paid to Independent Registered Public Accounting Firm

The following tables set forth the aggregate fees billed or to be billed to us for services performed for the fiscal years ended December 31, 2017 and 2016 by KPMG.

	Fiscal Year Ended December 31
	2017	2016
Audit fees	$425,350	$567,400
Audit-related fees	—	—
Tax fees	40,000	159,895
All other fees	—	—
Total	$465,350	$727,295

Audit fees. The audit fees listed above relate to professional services rendered for the audit of our annual financial statements contained in our annual report, audits of acquired properties, reviews of the financial statements included in our Quarterly Reports on Form 10‑Q, and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

Audit-related fees. The audit-related fees listed above relate to professional services rendered for assurance and related services that are reasonably related to the performance of the audit of our financial statements (other than the audit fees described above).

Tax fees. These are fees for all professional services performed by professional staff in our independent auditors' tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

All other fees. None identified.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee Charter imposes a duty on our Audit Committee to pre-approve all audit services and permissible non-audit services to be provided to us by our independent auditor in order to ensure that the provision of such services does not impair our auditors' independence. Our Audit Committee must also review and approve in advance any proposal from RREEF America, and any entity controlling, controlled by, or under common control with RREEF America, that provides ongoing services to us (a “Service Affiliate”) or employs the independent auditor to render non-audit services, if such engagement would relate directly to our operations and financial reporting. As a part of its review, our Audit Committee will consider whether the provision of such services impacts the auditors' independence.

Our Audit Committee may delegate to one or more of its members (each, a “Delegate”) authority to pre-approve the independent auditors' provision of audit services or permissible non-audit services to us, or the provision of non-audit services to RREEF America or a Service Affiliate. Any pre-approval determination made by a Delegate shall be presented to the full Audit Committee at its next meeting. Our Audit Committee will communicate any pre-approval made by it or a Delegate to RREEF America or a Service Affiliate, who will ensure that the appropriate disclosure is made in our periodic reports and other documents as required under the federal securities laws.

Since January 1, 2013, all audit and non-audit services performed by KPMG for us, RREEF America and any Service Affiliates that required the pre-approval of our Audit Committee were pre-approved by the Audit Committee.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may: (1) notify your financial advisor; (2) direct your written request to RREEF Property Trust, Inc., PO Box 219985, Kansas City, Missouri, 64121-9985; or (3) call RREEF Property Trust, Inc. at 1-855-285-0508. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders may communicate with the board of directors or any of its directors. Stockholders who wish to communicate with the board of directors may do so by sending written communications addressed to our Secretary, c/o RREEF Property Trust, Inc., 345 Park Avenue, 26th Floor, New York, New York 10154, except in situations where such communications relate to accounting matters, in which case, stockholders should send such communications to the Chairman, RREEF Property Trust, Inc. Audit Committee at the address above. All communications will be compiled by our Secretary, who will determine whether they should be presented to our board of directors. The purpose of this screening is to avoid having our board of directors consider irrelevant or inappropriate communications (such as advertisements and solicitations). Our Secretary will submit all appropriate communications to our board of directors, the Audit Committee or the relevant individual director(s), as appropriate. All communications directed to the Audit Committee that relate to questionable accounting or auditing matters involving our company will be promptly and directly forwarded to the Audit Committee.
INCORPORATION BY REFERENCE
        This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS
Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.
By Order of the Board of Directors
/s/ Vikram Mehra
Vikram Mehra
Secretary
March 30, 2018

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to RREEF Property Trust, Inc., PO Box 219985, Kansas City, Missouri 64121-9985.

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

Mail

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE

VOTE IN PERSON
Attend Stockholder Meeting
345 Park Avenue, 24th Floor
New York, NY 10154
on May 10, 2018

Please detach at perforation before mailing.

RREEF Property Trust

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RREEF PROPERTY TRUST, INC. The undersigned hereby appoints Vikram Mehra and Eric Russell, in any capacity, with full power of substitution as proxy or proxies of the undersigned, to vote all shares of the above-referenced fund (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held May 10, 2018 at 9:00 a.m. (Eastern time), at 345 Park Avenue, 24th Floor, New York, NY 10154, and any adjournment(s) or postponement(s) thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the proposals. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

RPT_29722_031418

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on May 10, 2018.
The Proxy Statement and Proxy Card for this meeting are available at:
https://www.proxy-direct.com/rpt-29722

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON AND, IF NO CHOICE IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A Proposals **The Board of Directors recommends a vote FOR proposals 1 & 2.**

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1.	To elect seven Directors to the Board of Directors to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify. 01. W. Todd Henderson 02. James N. Carbone 03. Marc L. Feliciano 04. Murray J. McCabe 05. Deborah H. McAneny 06. M. Peter Steil, Jr. 07. Charles H. Wurtzebach, Ph.D. **INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below. ______________________________	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the selection of KPMG LLP as RREEF Property Trust, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3.	The transaction of any other business that may properly come before the meeting.			

B **Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below**

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

608999900109999999999

xxxxxxxxxxxxxx RPT 29722 M xxxxxxxx